Exhibit 99.1
IDT Corporation
Third Quarter Fiscal 2010 Results
Management’s Answers to Investor Questions
June 16, 2010

     IDT Corporation

Third Quarter Fiscal 2010 Results - Questions and Answers

Within its Q3 fiscal 2010 earnings release and during management’s discussion of results for the quarter, IDT Corporation (NYSE: IDT; IDT.C) offered to respond in writing to questions from investors and other interested persons.

We asked questioners to e-mail questions to invest@idt.net by the close of business on Friday, June 11, 2010.  We said that, in those instances where we could provide a constructive answer, we would post the questions received along with the name of the questioner and the questioner’s business affiliation – if any – and our answers on IDT Corporation’s website as early as the close of business on Wednesday, June 16th after market close.  This document was prepared and posted on the IDT website to fulfill that commitment.  It is also being filed with the SEC in a Form 8-K.

Thank you for your continued interest in IDT Corporation.

In this document, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.  These factors include, but are not limited to, the following: potential declines in prices for our products and services; our ability to maintain and grow our calling card business, our wholesale telecommunication businesses and our retail energy business; availability of termination capacity to particular destinations; our ability to maintain carrier agreements with foreign carriers; our ability to obtain telecommunications products or services required for our products and services; the business and regulatory evolution of and competition and unfair business practices in, the energy services business in New York State; financial stability of our major customers; our ability to maintain our income and improve our cash flow; impact of government regulation; effectiveness of our marketing and distribution efforts; and general economic conditions.  We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

IDT Corporation
Third Quarter Fiscal 2010 Results
Management’s Answers to Investor Questions
June 16, 2010

Questions from Tim McCollum, Private Investor

1.
Given the large reduction in IDT's shares outstanding due to the reverse stock split and corporation's stock buyback program, the continuing substantial decrease in common shares outstanding and the continuing increase (though slight) in B shares outstanding, the substantially larger number of B shares currently outstanding, and the gross disparity which continues to exist with respect to the market prices for the two classes of shares, please describe the continuing benefits to the corporation and the shareholders of IDT's 3-tiered share structure.  Is any consideration being given to simplifying the structure?

The rights of holders of Class A common stock, Class B common stock and common stock are identical except for certain voting and conversion rights and restrictions on transferability. The holders of Class A common stock are entitled to three votes per share. The holders of Class B common stock are entitled to one-tenth of a vote per share, and the holders of common stock are entitled to one vote per share. Class A common stock is subject to certain limitations on transferability that do not apply to Class B common stock and common stock. Each share of Class A common stock may be converted into one share of common stock, at any time, at the option of the holder.  All Class A stock is beneficially owned by our founder, Chairman and CEO, Howard Jonas.

Due to restrictions on conversions or exchanges of classes of equity with varied voting rights imposed by New York Stock Exchange rules, we are essentially prohibited from engaging in any activity regarding merging, collapsing, exchanging or similar events regarding the common stock and Class B common stock – the two classes of capital stock that are publicly held and listed on the NYSE.

IDT Corporation
Third Quarter Fiscal 2010 Results
Management’s Answers to Investor Questions
June 16, 2010

Questions from Allan J. Young, CFA;  Raging Capital Management, LLC

1.
Will you discuss the assumptions, and valuation, pursuant to which Mr. Steinhardt invested in Genie?  What are Genie's capital requirements going forward?  Is this investment a precursor to a spin-out of this subsidiary

In April 2010, Genie sold shares of its common stock and an option to purchase additional shares of Genie for an aggregate of $5.4 million. Michael Steinhardt, the Chairman of the Board of Israel Energy Initiatives, Ltd. (“IEI”), purchased a minority interest in Genie and an option to purchase additional shares of Genie for aggregate consideration of $5.0 million. The option is exercisable until April 9, 2015 at an exercise price of $5.0 million. At April 30, 2010, the estimated fair value of the option of $0.2 million was included in “Other liabilities” in the accompanying consolidated balance sheet.  In addition, Wes Perry, the Chairman of the Board of Genie, purchased a minority interest in Genie for $0.4 million.

Our arrangement with Mr. Steinhardt is comprised of several elements, including his monetary investment, the option to purchase additional equity in Genie and his agreement to become the Chairman of IEI and assume an active role in the strategic management of that entity.  As a result, we do not believe that the implied valuation is straightforward nor is it necessarily indicative of the value of the company for potential future investors.  We greatly value Mr. Steinhardt’s input and his help in providing strategic direction and identifying other potential investors and partners for IEI and other business units.   As we accomplished in our joint venture with Total for AMSO, LLC, we are looking for the right partner or partners to undertake an appropriate role and bring the right mix of investment and experience in the development of IEI.

Regarding Genie’s capital requirements, we expect that Genie’s alternative energy ventures, consisting of AMSO, LLC and IEI, will incur sustained capital costs exceeding current levels as they move through the pilot and other pre-commercial activities and toward commercial operations.

In March 2009, a subsidiary of Total S.A., the world’s fifth largest integrated oil and gas company, acquired a 50% interest in AMSO, LLC.  Pursuant to the terms of that purchase agreement, our wholly owned subsidiary, AMSO, is operating the project during the research, development and demonstration (RD&D) phase while Total, S.A. funds the majority of AMSO, LLC’s expenditures and provides technical expertise.  As explained in further detail in “Note 6 – Investment in American Shale Oil, LLC,” of IDT’s Form 10-Q for the third quarter of fiscal 2010, IDT’s estimated maximum commitment for investment during this phase of operations is $7.4 million as of April 30, 2010.  In the event that the RD&D phase is successful and AMSO, LLC is approved for commercial operations, both IDT and Total will be required to make substantial additional investments.  In addition, Total will lead the planning of the commercial development and will assume management responsibilities for the project.

IDT Corporation
Third Quarter Fiscal 2010 Results
Management’s Answers to Investor Questions
June 16, 2010

Questions from Allan J. Young, CFA;  Raging Capital Management, LLC (continued)

In the case of IEI, we are actively seeking strategic partners to help us meet IEI’s long term capital and technical requirements.  At present, all funding of IEI, including the planned pilot test, is the sole responsibility of IDT.

Regarding a potential spin-off of Genie, we believe that the various business units comprising our IDT Telecom and Genie Energy divisions are, at present, best positioned under the common umbrella of IDT Corporation.  However, we are always open to strategic opportunities to enhance or create value for our company and shareholders, as we recently did with CTM.  Moreover, as previously mentioned, we are actively seeking strategic partners for IEI.

2.
Can you discuss the size of the investment required to expand IDT Energy into New Jersey and Pennsylvania and how much of those costs will be expensed and how much will be capitalized?  Will you disclose your internal IRR hurdle for this invested capital?

In the third quarter of fiscal 2010, IDT Energy began testing customer acquisition programs in a limited number of utility territories within New Jersey and Pennsylvania. Customer acquisitions in these territories were modest in the quarter, and no revenues were recognized from these customers. IDT Energy will recognize revenues from the new customers in New Jersey and Pennsylvania beginning in the fourth quarter of fiscal 2010.

Many factors will impact our ongoing evaluation of potential geographic expansion, and some of the most important ones, including potential modifications to state regulatory regimes, the policies of the participating utilities, and the competitive environment are dynamic and not  within the span of our control.  As we proceed with geographic expansion, we expect customer acquisition costs to increase and gross margins to decline. We will charge customer acquisition costs to expense as incurred. IDT Energy has nominal capital expenditures and we do not anticipate incurring any capitalized costs as a result of geographic expansion.

IRR is one of several metrics we use to evaluate potential expansion opportunities for IDT Energy, but it is not considered in a vacuum or without giving due consideration to other factors.  We do not disclose our internal financial requirements, including IRR, for IDT Energy or for any of our businesses.

3.
On the recent, Q3 2010, earnings call Mr. Jonas referred to "fighting to defend our telecom IP" and to IDT's now "following similar paths in the energy field".  Can you elaborate on the energy-related technology to which this refers and discuss to what extent that technology is required in order to monetize the oil shale investment?   What plans are in place should that technology not come to fruition?

IDT Corporation
Third Quarter Fiscal 2010 Results
Management’s Answers to Investor Questions
June 16, 2010

Both AMSO, LLC and IEI are developing techniques and technologies for the in-situ extraction of oil in the territory covered by their respective oil shale leases and licenses.  Throughout these processes, we will seek to protect any advancement in in-situ oil shale extraction that we develop, seeking patent protection when appropriate.

We have assembled strong technical teams on the ground in both Colorado (AMSO, LLC) and Israel (IEI).  In addition, Total S.A. provides to AMSO, LLC considerable technical assistance in the planning and execution of operations. The distinct, innovative approaches envisioned by these teams are unique to the technical challenges posed by the nature of their respective oil shale resources and other factors, and we believe we have sufficient flexibility to modify and adapt our approaches as needed during the research and development phase of each project.  Each of IEI and AMSO, LLC must demonstrate that their respective approaches represent environmentally, technically and economically feasible solutions to in-situ extraction in order to have their respective applications for commercial operations approved.  We believe that such demonstration will require the development of new technology to build on current processes being used in the oil shale industry.  We are confident that our teams and approaches will prove able and flexible enough to meet the challenges.

4.	Also on that call, Mr. Pereira referred to $9 million in other gains, primarily from legal settlements. What, specifically, was settled and for how much was it settled?

For Q3 of fiscal 2010, IDT reported $9.0 in “Gains on Settlements, net.”   For additional information, please see the discussion of “Gains on Settlements, net” in the “Results from Operations, consolidated”, and in the “Gain from the Settlement of Litigation” of the “Results from Operations, Telecom Division” in our recently filed Form 10-Q for the third quarter of our 2010 fiscal year.

5.
It would appear that, even adjusting for non-recurring items, IDT Corp. is generating positive cash flow from operations and that, therefore, the $215 million of cash on the balance sheet is not necessary to support daily operating activities (excluding capital expenditures).  Is this correct?  If so, what are managements' intentions regarding this sizable amount of excess cash?

IDT continues to work to increase its levels of working capital for a variety of potential purposes, which, depending on circumstances, could include:

•	Organic and strategic investments to continue the growth of our core telecommunications and energy businesses;
•	Continued investment in several initiatives with the potential for significant long term returns, notably those within our alternative energy segment (IEI and AMSO);
•	To hedge against unanticipated, adverse legal, tax and regulatory potential liabilities;
•	To hedge against adverse developments in our core businesses, which are relatively volatile and which may be impacted by sudden changes in market or regulatory conditions.
•
Maintaining a strong balance sheet makes IDT a more attractive counterparty or partner to larger companies or substantial institutions and investors who might otherwise be reluctant to work with a smaller company.

Accordingly, we anticipate maintaining cash balances in excess of those strictly necessary for our current projected operational needs.

IDT Corporation
Third Quarter Fiscal 2010 Results
Management’s Answers to Investor Questions
June 16, 2010

Questions from Adam Wyden, private investor

1.
Given the recent Just Energy / Hudson Acquisition it seems that there is a strong interest in the Energy Re-sale / Retail Energy provider model. Industry Research lends to the belief that in mature de-regulated markets such as Ontario (40-45 pct) ESCO penetration is possible. Given that in none of the states that are de-regulated we are even close to these penetration numbers, what is holding the company back from growing this segment more aggressively? If in fact this is a commoditized product offering wouldn’t it make sense to "grab as much land" as possible? Also, given IDT Energy's robust margins and opportunity for growth perhaps it would make sense to float Genie separately to create additional value for shareholders, narrow focus, and perhaps attract a new investor class that can better process the opportunities in Shale?

IDT Energy’s business model is based primarily on state regulatory regimes, utility policies and practices, and the market environments in which we operate.  A key feature of that model is risk mitigation.  Our risk mitigation strategies include targeting low-end consumption customers, offering variable rates as opposed to fixed rates which require hedging, and focusing on territories where the incumbent utility has adopted an effective Purchase of Receivables (POR) program. Nuances within a particular utility’s POR program can significantly impact the risks we would incur by operating within its territory.

As we mentioned, we are currently testing select utility territories within the New Jersey and Pennsylvania markets to determine whether and how our model can be adapted to compete successfully in these territories, without assuming additional material risk.   Because relatively minor variations in retail energy market regulation or market environment can significantly impact costs and risks, we caution against assuming that our experience in New York is replicable elsewhere, or that other retail energy providers have adopted similar strategies to mitigate risk.

Also, as we have repeatedly noted, IDT Energy’s margins over the past several quarters have been attained during an era of falling or relatively stable prices.  We believe that over the long term, including periods of rising prices, our average gross margin percentage is likely to be significantly lower.   Moreover, the gross margin percentages we have obtained recently in New York will likely not be replicable in New Jersey, Pennsylvania or any other territories where recently acquired customers would constitute a large proportion of the customer base.  Our objective going forward is not to “grab as much land as possible,” but rather to explore potential expansion mindful of the unique opportunities, costs and risks associated with each new market.  Regarding your suggestion that we consider whether it makes “sense to float Genie separately…”, we refer you to our answer to a similar question from Allan Young, above.

IDT Corporation
Third Quarter Fiscal 2010 Results
Management’s Answers to Investor Questions
June 16, 2010

Questions from Adam Wyden, private investor (continued)

2.
It is abundantly clear that three straight quarters of EBITDA growth, real revenue growth in telecom, and sustained meter count in IDT Energy are certainly not a fluke -- even for the most cynical of investors. That being said, the Company has provided substantial caution about the future earnings power of this business. Is this because research and development expenses are set to rise significantly or because we are still witnessing secular decline in the Company's Telecom unit. It seems to me that this is seasonally one of your weakest quarters and yet you performed better sequentially. Assuming your two businesses stabilize (which they have appeared to), one could expect further improved business results (especially when we consider the massive opportunity in energy resale)?

We have noted that IDT Telecom operates in a fiercely competitive market characterized by pressures resulting from a variety of long term forces including substitution to wireless prepaid and VoIP based communications technologies, low and further declining barriers to entry affecting both our wholesale carrier and retail businesses, and the fraudulent practices utilized by some competitors in the prepaid calling card industry.  As a result, we have experienced a long term and sustained decline in our gross margin percentage and, until recently, a sustained decline in revenues.  We have recently stemmed the revenue declines in part by adding low margin products, including lower priced calling cards and our IMTU product.  Despite the turn around engineered by our Telecom division, it is possible that these or other factors could intensify and make it extremely challenging, if not virtually impossible, for us to operate significant portions of this business profitably.

In our answer to your first question, we re-capped reasons why the gross margin percentages generated by IDT Energy may not be sustainable going forward.  In the event of geographic expansion, we would also incur substantial increases in sales and marketing expenses.  Also, to aid our launch, we expect to reduce our operating margins in newly expanded territories to levels significantly below those we have attained in New York during recent quarters.

Also within Genie Energy, we expect sustained increases in costs for our shale ventures as we move to the construction and operation of their respective pilot tests.

Company wide, as we have noted, cost reductions associated from the recently completed turn-around program have been almost wholly realized.

IDT Corporation
Third Quarter Fiscal 2010 Results
Management’s Answers to Investor Questions
June 16, 2010

Questions from Adam Wyden, private investor (continued)

We are extremely pleased with the recent improvements in our operational and financial condition.  However, we face significant challenges in realizing additional improvements in our operational performance.  Moreover, Genie Energy will require significant capital to continue development of its alternative energy assets.  Investors should be mindful of these factors in considering IDT’s future prospects.  Having said that, we believe that the opportunities we discussed during our remarks on the third quarter have the potential to create tremendous long term value for our shareholders.